EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott V. Fainor, Michael J. Hughes, and H. Anderson Ellsworth, Esquire, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in- fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, lawfully do or cause to be done by virtue hereof.

Signatures	Title

/s/ Thomas A. Beaver	Director and Chairman	May 9, 2014
Thomas A. Beaver

/s/ Scott V. Fainor	Director, President and	May 9, 2014
Scott V. Fainor	Chief Executive Officer

/s/ Jeffrey P. Feather	Director	May 9, 2014
Jeffrey P. Feather

/s/ Donna D. Holton	Director	May 9, 2014
Donna D. Holton

/s/ Thomas L. Kennedy	Director	May 9, 2014
Thomas L. Kennedy

/s/ Patricia L. Langiotti	Director	May 9, 2014
Patricia L. Langiotti

/s/ Christian F. Martin IV	Director	May 9, 2014
Christian F. Martin IV

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/s/ Michael E. Martin	Director	May 9, 2014
Michael E. Martin

/s/ R. Chadwick Paul Jr.	Director	May 9, 2014
R. Chadwick Paul Jr.

/s/ Natalye Paquin	Director	May 9, 2014
Natalye Paquin

/s/ C. Robert Roth	Director	May 9, 2014
C. Robert Roth

/s/ Wayne R. Weidner	Director	May 9, 2014
Wayne R. Weidner

/s/ Michael J. Hughes	Senior Executive Vice President	May 9, 2014
Michael J. Hughes	and Chief Financial Officer (Principal Financial Officer)

/s/ Stephen C. Lyons	Senior Vice President and	May 9, 2014
Stephen C. Lyons	Chief Accounting Officer (Principal Accounting Officer)

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